Exhibit 99.1

Purple Innovation Reports Fourth Quarter and Full Year 2018 Results

Alpine, Utah, March 12, 2019 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure ™ Mattress,” today announced results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter Financial Summary (Comparisons versus Fourth Quarter 2017)1

●	Net revenue increased 24.5% to $78.5 million, compared to $63.0 million.
●	Gross margin was 34.2% compared to 41.1%.
●	Operating expenses as a percent of net revenue were 40.8% compared to 48.3%.
●	Operating loss was $(5.2) million compared to an operating loss of $(4.5) million. Adjusted operating loss was $(4.3) million compared to an adjusted operating loss of $(3.4) million.
●	Net loss was $(5.4) million compared to a net loss of $(4.6) million.
●	EBITDA was $(4.5) million compared to $(4.2) million. Adjusted EBITDA was $(3.7) million compared to $(3.2) million.

Full Year 2018 Financial Summary (Comparisons versus Full Year 2017) 1

●	Net revenue increased 45.2% to $285.8 million, compared to $196.9 million.
●	Gross margin was 39.4% compared to 43.2%.
●	Operating expenses as a percent of net revenue were 45.3% compared to 47.6%.
●	Operating loss was $(16.9) million compared to an operating loss of $(8.7) million. Adjusted operating loss was $(12.9) million compared to an adjusted operating loss of $(6.9) million.
●	Net loss was $(19.6) million compared to a net loss of $(8.8) million.
●	EBITDA was $(14.7) million compared to $(8.0) million. Adjusted EBITDA was $(10.7) million compared to $(6.1) million.

“We made meaningful progress throughout the fourth quarter preparing the Company to deliver improved results going forward,” said Joe Megibow, Chief Executive Officer. “This included addressing identified inefficiencies in our manufacturing, supply chain and delivery processes, and rightsizing our headcount. At the same time, we began development of a new branding campaign that will better showcase Purple’s premium positioning and help further distinguish our differentiated product offering from the competition. The consumer demand we experienced for our mattresses in the fourth quarter fueled by our expanded brick and mortar presence was encouraging and provided the business with good momentum heading into 2019. While there is still much work to be done, the entire organization is fully focused on ensuring we capitalize on the many opportunities ahead of us in a manner that drives profitable growth and increased shareholder value over the long-term.”

[1]	Reconciliations for non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the “RECONCILIATION OF GAAP TO NON-GAAP MEASURES” tables at the end of this press release.

Fourth Quarter 2018 Review

Fourth quarter 2018 net revenue increased 24.5% to $78.5 million, compared to $63.0 million in the fourth quarter of 2017. The increase in net revenue was driven by continued wholesale door expansion combined with higher replenishment orders following strong sell-through. In addition, the release of new higher-priced mattress models, which initially launched at wholesale during the fourth quarter 2017 and on www.purple.com in the first quarter of 2018, contributed to the increase in net revenue over the prior year period.

Gross margin for the fourth quarter 2018 was 34.2% compared to 41.1% in the year ago period. The decrease was primarily due to a shift in sales mix to more sales with wholesale pricing as well as higher return and discount rates that reduced net revenue relative to the costs of gross sales. In addition, higher freight costs associated with the “white glove” delivery services of heavier spring-core mattress models and increased costs from inefficiencies in the manufacturing and fulfillment processes burdened gross margin due to necessary changes to ensure improved quality and fulfillment going forward. These decreases to gross margin were partially offset by the higher product margins from the new mattress models sold through our direct-to-consumer channel.

Operating expenses were $32.0 million in the fourth quarter 2018 compared to $30.4 million in the prior year period. The increase in operating expenses was primarily attributable to higher general and administrative expenses associated with supporting top-line growth and being a public company. As a percent of sales, operating expenses improved to 40.8% compared with 48.3% in the year ago period driven by improved efficiencies in marketing initiatives.

Operating loss was $(5.2) million, compared to an operating loss of $(4.5) million in the prior year period. Adjusted operating loss was $(4.3) million compared to an adjusted operating loss of $(3.4) million in fourth quarter 2017. Adjusted operating loss excludes merger transactions costs, equity incentive compensation, legal fees, severance and CEO search costs.

Net loss was $(5.4) million for the fourth quarter 2018 compared to a net loss of $(4.6) million in the year ago period.

EBITDA for the fourth quarter 2018 was $(4.5) million compared to $(4.2) million in the fourth quarter 2017. Adjusted EBITDA, which excludes merger transactions costs, equity incentive compensation, legal fees, severance and CEO search costs, was $(3.7) million, compared to adjusted EBITDA of $(3.2) million in the last year period.

Full Year 2018 Review

Full year 2018 net revenue increased 45.2% to $285.8 million, compared to $196.9 million in 2017. The increase in net revenue was driven by increased online mattress sales, including the release of new higher-priced mattress models, combined with contributions from mattress sales in the wholesale channel, which initially launched in the fourth quarter 2017 and has continued to expand throughout 2018.

Gross margin for the full year 2018 was 39.4% compared to 43.2% in the prior year. The decrease was primarily due to increased product and freight costs, manufacturing inefficiencies and a shift in sales mix to more sales with wholesale pricing. These decreases to gross margin were partially offset by the higher product margins from the online sale of new mattress models.

Operating expenses were $129.5 million for 2018 compared to $93.8 million in the prior year. The increase in operating expenses was primarily attributable to higher marketing investments to expand brand awareness and drive consumer demand combined with higher general and administrative expenses associated with supporting top-line growth and being a public company. As a percent of sales, operating expenses improved to 45.3% compared with 47.6% in the prior year driven by improved efficiencies in marketing initiatives.

Operating loss was $(16.9) million, compared to an operating loss of $(8.7) million in the prior year. Adjusted operating loss was $(12.9) million compared to an adjusted operating loss of $(6.9) million in 2017. Adjusted operating loss excludes merger transactions costs, equity incentive compensation, legal fees, severance and CEO search costs.

Net loss for 2018 was $(19.6) million compared to a net loss of $(8.8) million in the year ago period.

EBITDA for 2018 was $(14.7) million compared to $(8.0) million in 2017. Adjusted EBITDA, which excludes merger transactions costs, equity incentive compensation, legal fees, severance and CEO search costs, was $(10.7) million, compared to adjusted EBITDA of $(6.1) million last year.

Balance Sheet

As of December 31, 2018, the Company had cash and cash equivalents of $12.2 million compared to $3.6 million in cash and cash equivalents as of December 31, 2017. Inventories as of December 31, 2018 totaled $22.9 million compared with $13.3 million as of December 31, 2017.

Outlook

For 2019, the Company expects net revenue to range from $350 million to $375 million, an increase of 22% to 31% over 2018, and adjusted EBITDA to be in the range of $3 million to $8 million.

For the first quarter of 2019, the Company expects net revenue to grow at a slower pace on a year-over-year basis than full year projections as current investments are anticipated to accelerate growth as the year progresses. The Company expects first quarter adjusted EBITDA to be negative and believes adjusted EBITDA will improve sequentially throughout 2019.

Webcast and Conference Call Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, March 12, 2019, at 4:30 p.m. Eastern Time. The dial-in number for the conference call is (855) 327-6837. The dial-in number for international callers is (631) 891-4304. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

About Purple

Purple is an innovative comfort product company that designs and manufactures products to improve people’s lives. It designs and manufactures a range of comfort products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® material designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third party online retailers. For more information on Purple, visit purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our outlook and expectations for our financial results for the first quarter of 2019 and the fiscal year ended December 31, 2019, our ability to create sustained profitability and shareholder value and our plan to implement new systems and processes aimed at improving efficiencies in all areas of the business. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2018. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted Operating Loss, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that remove the impact of costs incurred due to the merger transaction with GPAC, as well as certain other nonrecurring legal fees and severance payments. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Alecia Pulman/Mitch Polikoff, ICR
purplePR@icrinc.com

646-277-1200

Purple Innovation, Inc.
For information regarding Purple products, please contact:
Savannah Hobbs
Director of Purple Communications
savannah@purple.com

PURPLE INNOVATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	December 31, 2017
		(Revised)
Assets
Current assets:
Cash and cash equivalents	$12,232	$3,593
Accounts receivable, net	10,241	4,182
Inventories, net	22,940	13,345
Prepaid inventory	790	1,296
Other current assets	1,494	492
Total current assets	47,697	22,908
Property and equipment, net	22,514	13,464
Intangible assets, net	1,493	1,267
Other long-term assets	5	22
Total assets	$71,709	$37,661

Liabilities and Equity
Current liabilities:
Accounts payable	$24,828	$21,131
Accrued sales returns	5,457	4,825
Accrued compensation	2,691	2,097
Customer prepayments	7,522	3,213
Accrued sales tax	5,538	8,466
Other accrued liabilities	2,509	1,451
Current portion of long-term obligations	32	29
Total current liabilities	48,577	41,212
Long-term debt	—	8,000
Long-term debt, related-party	21,411	—
Other long-term liabilities and obligations, net of current portion	3,732	2,368
Total liabilities	73,720	51,580
Commitments and contingencies
Stockholders’ deficit:
Class A common stock; $0.0001 par value, 210,000 shares authorized; 9,731 issued and outstanding at December 31, 2018	1	—
Class B common stock; $0.0001 par value, 90,000 shares authorized; 44,071 issued and outstanding at December 31, 2018	4	—
Additional paid-in capital	3,655	—
Accumulated deficit	(4,322)	—
Total stockholders’ deficit	(662)	—
Noncontrolling interest	(1,349)	—
Member deficit	—	(13,919)
Total deficit	(2,011)	(13,919)
Total liabilities and deficit	$71,709	$37,661

PURPLE INNOVATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		(Revised)		(Revised)
Revenues, net	$78,457	$63,039	$285,791	$196,859
Cost of revenues	51,614	37,115	173,189	111,841
Gross profit	26,843	25,924	112,602	85,018
Operating expenses:
Marketing and sales	25,864	25,169	103,820	79,139
General and administrative	5,711	4,766	23,581	13,239
Research and development	451	483	2,095	1,387
Total operating expenses	32,026	30,418	129,496	93,765
Operating loss	(5,183)	(4,494)	(16,894)	(8,747)
Other income	829	7	1,013	9
Interest expense	(1,061)	(77)	(3,733)	(81)
Net loss	(5,415)	(4,564)	(19,614)	(8,819)
Net loss attributable to noncontrolling interest	(4,436)	—	(15,292)	—
Net loss attributable to Purple Innovation, Inc.	$(979)	$(4,564)	$(4,322)	$(8,819)
Net loss per common share - basic and diluted	$(0.12)	$(0.54)	$(0.51)	$(1.05)
Weighted average common shares outstanding - basic and diluted	8,437	8,389	8,418	8,389

PURPLE INNOVATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		(Revised)		(Revised)
Cash flows from operating activities:
Net loss	$(5,415)	$(4,564)	$(19,614)	$(8,819)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	661	276	2,195	741
Non-cash interest	742	6	2,510	6
Stock-based compensation	174	—	487	—
Loss on disposal of property and equipment	95	—	95	10
Bad debt	—	1	—	1
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,757)	(1,281)	(6,059)	(1,855)
(Increase) decrease in inventories, net	5,740	(4,633)	(9,595)	(8,010)
(Increase) decrease in prepaid inventory and other assets	(179)	1,206	(520)	(838)
Increase in accounts payable	4,350	2,024	3,783	13,847
Increase (decrease) in accrued sales returns	(50)	599	632	2,771
Increase in accrued compensation and benefits	538	483	594	287
Increase (decrease) in customer prepayments	231	1,044	4,309	(941)
Increase (decrease) in other accrued liabilities	613	1,081	(474)	7,800
Net cash provided by (used in) operating activities	5,743	(3,758)	(21,657)	5,000

Cash flows from investing activities:
Purchase of property and equipment	(1,447)	(2,262)	(11,325)	(7,579)
Investment in intangible assets	(154)	(982)	(327)	(1,149)
Net cash used in investing activities	(1,601)	(3,244)	(11,652)	(8,728)

Cash flows from financing activities:
Proceeds from the Business Combination	432	—	26,344	—
Proceeds from related-party debt	—	—	24,000	—
Proceeds from draw on line of credit	—	8,000	—	8,000
Payments on line of credit	—	—	(8,000)	—
Payments on related-party notes payable	—	—	—	(300)
Payments on long-term obligations	(7)	(16)	(29)	(58)
Payments for debt issuance costs	—	(46)	(367)	(46)
Member distributions	—	(498)	—	(4,288)
Net cash provided by financing activities	425	7,440	41,948	3,308

Net increase (decrease) in cash	4,567	438	8,639	(420)
Cash and cash equivalents, beginning of the period	7,665	3,155	3,593	4,013
Cash and cash equivalents, end of the period	$12,232	$3,593	$12,232	$3,593

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA and adjusted operating loss. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net (loss) income to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net (loss) income before interest expense, other (income) expense, net and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to the merger transaction with GPAC, stock-based compensation expense, nonrecurring legal fees and severance and CEO search costs.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		(Revised)		(Revised)
GAAP net loss	$(5,415)	$(4,564)	$(19,614)	$(8,819)
Interest expense	1,061	77	3,733	81
Other income	(829)	(7)	(1,013)	(9)
Depreciation and amortization	661	276	2,195	741
EBITDA	(4,522)	(4,218)	(14,699)	(8,006)
Adjustments:
Merger transaction costs	—	784	2,028	1,043
Stock-based compensation expense	173	—	486	—
Legal fees	288	269	534	842
Severance and CEO search costs	383	—	926	—
Adjusted EBITDA	$(3,678)	$(3,165)	$(10,725)	$(6,121)

Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Adjusted Operating (Loss) Income

A reconciliation of GAAP operating (loss) income to the non-GAAP measure of adjusted operating (loss) income is provided below. Adjusted operating (loss) income represents GAAP operating (loss) income excluding costs incurred due to the merger transaction with GPAC, stock-based compensation expense, nonrecurring legal fees and severance and CEO search costs.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		(Revised)		(Revised)
GAAP operating loss	(5,183)	(4,494)	(16,894)	(8,747)
Adjustments:
Merger transaction costs	—	784	2,028	1,043
Stock-based compensation expense	173	—	486	—
Legal fees	288	269	534	842
Severance and CEO search costs	383	—	926	—
Adjusted operating loss	$(4,339)	$(3,441)	$(12,920)	$(6,862)